EXHIBIT 5.1

                       [SPECTRUM LAW GROUP LLP LETTERHEAD]


                                December 16, 2005

Amazon Biotech, Inc.
43 West 33rd Street, Suite 405
New York, New York 10001

      Re: Amazon Biotech, Inc./ Registration Statement on Form SB-2

Gentlemen:

      We are special counsel to Amazon Biotech, Inc., a Utah corporation (the "Company"). In connection with the preparation and filing of a Form SB-2 Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the sale by certain selling stockholders (the "Selling Stockholders") of 5,090,000 shares of Common Stock, par value $0.001 per share (the "Common Stock") of the Company, of which (i) 3,545,000 shares (the " Shares") are currently outstanding and (ii) 1,545,000 shares (the "Warrant Shares") are issuable upon the exercise of outstanding warrants (the "Warrants"), we have examined the originals or copies of corporate records, certificates of public officials and officers of the Company and other instruments relating to the authorization and issuance of such shares of Common Stock as we have deemed relevant and necessary for the opinion hereinafter expressed.

      On the basis of the foregoing, we are of the opinion (i) the Shares to be offered and sold by the Selling Stockholders have been duly authorized, and are legally issued, fully paid and non-assessable and (ii) the Warrant Shares to be offered and sold by the Selling Stockholders have been duly authorized and, when issued by the Company in accordance with the terms of the Warrants, will be legally issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectuses constituting a part thereof and any amendment thereto.


                             Sincerely,

                             SPECTRUM LAW GROUP LLP

                             /s/ Spectrum Law Group LLP